UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 May 24, 2011

Date of Report (date of earliest event reported)
AVISTAR COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	0000-31121	88-0463156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1875 S. Grant Street, 10th Floor San Mateo, California 94402
(Address of principal executive offices)
(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 24, 2011, Mr. Anton F. Rodde notified Avistar Communications Corporation (the “Company”), that he would resign as the Company’s President, Intellectual Property Division, effective as of May 31, 2011.  In connection with his resignation, the Company and Mr. Rodde executed a term sheet pursuant to which Mr. Rodde agreed to provide consulting services to the Company related to maintaining potential patent portfolio opportunities for a minimum monthly retainer of $6,000. The term sheet will terminate on December 31, 2011, unless renewed by the Company.  If the Company does not renew the term of the agreement, Mr. Rodde will fully vest in and have the right to exercise all of his outstanding options and all restrictions on restricted stock units will lapse at that time as well.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

Date: May 31, 2011	By:	/s/ Elias MurrayMetzger
Elias MurrayMetzger
Chief Financial Officer, Chief Administrative Officer and Corporate Secretary